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                                                                     Exhibit 1.1


                                 6,000,000 UNITS

                        ALPHA SECURITY GROUP CORPORATION

                             UNDERWRITING AGREEMENT

                                                             New York, New York
                                                       __________________, 2006

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

As Representative of the Underwriters
named on Schedule A hereto


Ladies and Gentlemen:

         The undersigned, Alpha Security Group Corporation, a Delaware corporation ("COMPANY"), hereby confirms its agreement with Maxim Group LLC (the "REPRESENTATIVE") and with the other underwriters named on Schedule A hereto, for which the Representative is acting as representative (the Representative and the other Underwriters being collectively referred to herein as the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 6 hereof, or, individually, an "UNDERWRITER") as follows:

         1. Purchase and Sale of Securities.

         1.1. Firm Securities.

              1.1.1. Purchase of Firm Units and Related Matters.

                     1.1.1.1. On the basis of the representations and warranties herein contained, subject to the terms and conditions herein, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 6,000,000 units (as defined below) of the Company (the "FIRM UNITS").

                     1.1.1.2. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.30 per Firm Unit.
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                     1.1.1.3. The Firm Units are to be offered initially to the public (the "OFFERING") at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one share of the Company's common stock, par value $.0001 per share (the "COMMON STOCK"), and one warrant to purchase one share of Common Stock (each, a "WARRANT" and, collectively, the "WARRANTS"). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (the "EFFECTIVE DATE") of the Registration Statement (as defined in Section 2.1.1 hereof), unless the Representative informs the Company in writing of its decision to allow earlier separate trading based upon its assessment of factors including, but not limited to, the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, the Company's securities in particular. In no event will the Representative allow separate trading of the Common Stock and the Warrants until: (i) the Company files with the Securities and Exchange Commission (the "COMMISSION") a Current Report on Form 8-K that includes an audited balance sheet reflecting the proceeds received by the Company from the Offering, (ii) the Company issues a press release and files with the Commission a Current Report on Form 8-K announcing when such separate trading will begin and (iii) the Business Day (as defined below) following the earlier to occur of the expiration of the Over-allotment Option (as defined below) and the exercise of the Over-allotment Option in full.

                     1.1.1.4. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock for an exercise price of $8.00 per share during the period commencing on the later of: (a) the consummation by the Company of a Business Combination (as defined below) and (b) one year from the Effective Date and terminating on the fourth anniversary of the Effective Date. Notwithstanding the foregoing, no Warrant will be exercisable unless at the time of exercise a registration statement and related prospectus relating the Common Stock issuable upon exercise of the Warrants is effective and current and such Common Stock has been registered under the Act and qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. The Company shall have the right to redeem the Warrants and the Representative's Warrants, in whole and not in part, upon not less than thirty
(30) days' prior written notice to each holder thereof, at a price of $0.01 per Warrant at any time after the Warrants become exercisable; provided that the last sale price of the Company's Common Stock equals or exceeds $14.25 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the notice of redemption to the holders thereof.

                     1.1.1.5. As used herein, the term "BUSINESS COMBINATION" shall mean any acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security or defense industries or a combination thereof. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are permitted by law, regulation or executive order to close. The closing of the public offering contemplated by this Agreement is referred to herein as the "CLOSING" and the hour and date of delivery and payment for the Firm Units is referred to herein as the "CLOSING DATE."

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              1.1.2. Payment and Delivery for Firm Units; Deposits into Trust
Account.

                     1.1.2.1. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City local time, on the third Business Day following the Effective Date (or the fourth Business Day following the Effective Date, if the pricing occurs after 4:30 p.m., New York City local time) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Firm Units shall be made on the Closing Date by wire transfer in immediately available funds against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Firm Units to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units to be purchased by any Underwriter whose funds have not been received by the Representative by the Closing Date, it being agreed that such payment shall not relieve the applicable Underwriter from its obligations hereunder.

                     1.1.2.2. $60,000,000 ($10.00 per unit; $68,820,000 if the
Over-allotment Option (as defined in Section 1.2) is exercised in full) of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.3) shall be deposited in a trust account (the "TRUST ACCOUNT") established by the Company for the benefit of the public stockholders and the Underwriters, as described in the Registration Statement and pursuant to the terms of an Investment Management Trust Agreement (the "TRUST AGREEMENT"), which deposited amount shall include up to $1,800,000 ($0.30 per Firm Unit; $2,250,000 if the Over-allotment Option is exercised in full, which represents $0.50 per Option Unit) payable to the Underwriters as deferred underwriting discount, as described in Section 1.4, upon consummation of a Business Combination. Any remaining proceeds (which shall equal $1,300,000, $1,400,000 if the Over-allotment Option is exercised in full) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units in the City of New York for delivery, not later than 10:00 a.m., New York City local time, one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

         1.2. Over-allotment Option.

              1.2.1. Option Units. For the purposes of covering any Over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option (the "OVER-ALLOTMENT OPTION") to purchase up to an additional 900,000 units (the "OPTION UNITS") from the Company. The Option Units shall be identical in all respects to the Firm Units. The Firm Units and Option Units are hereinafter collectively referred to as the "UNITS," and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "PUBLIC SECURITIES." The purchase price to be paid for each Option Unit (net of discounts and commissions) will be $9.30 per Option Unit (with $0.50 of the underwriting discount per Option Unit being deposited into the Trust Account pursuant to Section 1.4). The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

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              1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option may be exercised by the giving of written notice to the Company by the Representative setting forth the number of Option Units to be purchased and the date and time for delivery of, and payment for, the Option Units, which will not be later than seven (7) Business Days after the date of the notice, or such other time as shall be agreed upon by the Company and the Representative but not in any event prior to the Closing Date, at the offices of the Representative or at such other place and in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the "OPTION CLOSING DATE"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

              1.2.3. Payment and Delivery of Option Units. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in immediately available funds, by deposit of the sum of $9.30 per Option Unit in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. In addition, $0.50 of the underwriting discount per Option Unit shall be deposited into the Trust Account. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two (2) Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging in the City of New York not later than 10:00 a.m., New York City local time, one full Business Day prior to the Closing Date or the Option Closing Date, as the case may be.

         1.3. Representative's Purchase Option.

              1.3.1. Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or their designees) on the Effective Date an option ("REPRESENTATIVE'S PURCHASE OPTION") for the purchase of an aggregate of 420,000 units (the "REPRESENTATIVE'S UNITS") for an aggregate purchase price of $100.00. Each of the Representative's Units is identical to the Firm Units and the Warrants included in the Representative's Units have an exercise price of $11.00. The Representative's Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative's Unit of $11.00, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit. The Representative's Purchase Option, the Representative's Units, the shares of Common Stock and the Warrants included in the Representative's Units (the "REPRESENTATIVE'S WARRANTS") and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "REPRESENTATIVE'S SECURITIES." The Public Securities and the Representative's Securities are hereinafter referred to collectively as the "SECURITIES." The Representative understands and agrees that there are significant restrictions against transferring the Representative's Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative's Purchase Option.

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              1.3.2. Delivery and Payment. Delivery and payment for the
Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request.

         1.4. Private Placement. Steven M. Wasserman, Chief Executive Officer, President and Co-Chairman of the Board of Directors of the Company, and Constantinos Tsakiris, a member of the Board of Directors of the Company (the "PLACEMENT INVESTORS"), have heretofore purchased from the Company pursuant to a Subscription Agreement (as defined in Section 2.23.2 hereof) an aggregate of 320,000 units (the "PLACEMENT UNITS") identical to the Units (the "PLACEMENT UNITS") at a purchase price of $10.00 per Placement Unit in a private placement effected pursuant to Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the "ACT"). The Placement Units, the shares of Common Stock and the Warrants (the "PLACEMENT WARRANTS") included in the Placement Units and the shares of Common Stock issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the "PLACEMENT SECURITIES." No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Private Placement. None of the Placement Securities may be sold, assigned or transferred by the Placement Investors until after consummation of a Business Combination. The Placement Investors shall have no right to any liquidation distributions with respect to any portion of the Placement Securities in the event the Company fails to consummate a Business Combination. The Placement Investors shall not have redemption rights with respect to the Placement Securities if a Business Combination is not completed.

         1.5. Deferred Portion of Underwriters' Discount. The Representative, on behalf of itself and the other Underwriters, agrees that 3% of the gross proceeds from the sale of the Firm Units ($.30 per Firm Unit, or an aggregate of $1,800,000) and 5% of the gross proceeds from the sale of any Option Units ($.30 per Firm Unit and $.50 per Option Unit or an aggregate of up to $2,250,000 if the Over-allotment option is exercised in full) (collectively, such amounts are referred to herein as the "DEFERRED DISCOUNT") will be deposited and held in the Trust Account and will be payable to the Underwriters, along with any interest accrued thereon (net of taxes payable), in respect of any shares of Common Stock issued in this Offering (such shares of Common Stock, the "IPO SHARES"), which are not duly redeemed pursuant to Section 7.6 hereof, upon the consummation of a Business Combination. The Representative, on behalf of itself and the other Underwriters, agrees that the several Underwriters shall forfeit any rights or claims to the Deferred Discount and any interest accrued thereon (net of taxes payable) in respect of any IPO Shares that are redeemed pursuant to Section 7.6 hereof. In addition, in the event the Company is unable to consummate a Business Combination and American Stock Transfer & Trust Company ("AST"), as trustee of the Trust Account, commences liquidation of the Trust Account, pursuant to the Trust Agreement, the Representative, on behalf of itself and the other Underwriters, agrees that: (i) the several Underwriters shall forfeit any rights or claims to the total amount of the Deferred Discount, together with all other amounts on deposit in the Trust Account, and any accrued interest thereon (net of taxes payable), shall be distributed on a pro rata basis among the holders of the IPO Shares.

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         1.6. Incentive Warrants. Immediately prior to the closing of the
Private Placement, the Company has issued an aggregate of 1,353,000 warrants (the "INCENTIVE WARRANTS") to purchase Common Stock to the Placement Investors, of which 264,580 were issued to Steven M. Wasserman and of which 1,088,420 where issued to Constantinos Tsakiris. 675,500 Incentive Warrants (allocated ratably among the holders thereof) will be exercisable for $.01 per share beginning six months following consummation of a Business Combination. 338,250 of the remaining Incentive Warrants will be exercisable for $.01 per share beginning on each of nine months and twelve months following consummation of a Business Combination. The Incentive Warrants shall expire at 5:00 p.m., New York City local time, on the fifth anniversary of the Effective Date. The Incentive Warrants and the shares of Common Stock issuable upon exercise thereof are referred to collectively as the "INCENTIVE SECURITIES."

         1.7. Interest on Trust. All interest earned on the funds held in the Trust Account shall be added to the corpus of the Trust Account; provided, however, that, pursuant to the Trust Agreement, an aggregate of up to $1,300,000 ($1,400,000 if the over-allotment option is exercised of the interest earned on the Trust Account will be released to the Company to fund working capital requirements (including, if necessary, the costs of dissolution and liquidation of the Company and the Trust Account). The Company will also be permitted to draw amounts necessary to pay taxes on earned interest. If the Over-allotment Option is not exercised by the Underwriters, the Company is prohibited from drawing any amounts from the Trust Account until $180,000 of interest shall have been earned thereon.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

         2.1. Filing of Registration Statement.

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              2.1.1. Pursuant to the Act. The Company has filed with the
Securities and Exchange Commission (the "Commission") a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-127999), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "REGULATIONS") promulgated under the Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the Regulations and paragraph
(b) of Rule 424 ("RULE 424(B)") of the Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A of the Regulations is referred to as "RULE 430A INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a "PRELIMINARY PROSPECTUS." Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus dated _________________, 2006, that was included in the Registration Statement at the Time of Sale is referred to herein as the "SALE PRELIMINARY PROSPECTUS". For purposes of this Agreement and the Act, "TIME OF SALE", means ________ p.m., New York City time, on the date of this Agreement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is referred to herein as the "PROSPECTUS." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Other than a Rule 462(b) Registration Statement, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative have determined that, at the Time of Sale, the Sale Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

              2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-____________) providing for the registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

         2.2. No Stop Orders, etc. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order and any request on the part of the Commission for additional information has been complied with.

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         2.3. Disclosures in Registration Statement.

              2.3.1. 10b-5 Representation. At the time of effectiveness of the Registration Statement and any Rule 462(b) Registration Statement (or at the time any post-effective amendment to the Registration Statement became effective) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Rule 462(b) Registration Statement and any amendments or supplements thereto as of their applicable effective dates contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed or will conform, in all material respects, to the requirements of the Act and the Regulations, and as of their applicable filing dates and effective dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus, nor any amendment or supplement thereto, on their respective dates and at the Closing Date and Option Closing Date, if any, nor the Sale Preliminary Prospectus as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1) contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made), not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied and will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section
2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information (the "UNDERWRITERS' INFORMATION") furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Sale Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, which Underwriters' Information, it is agreed, shall consist solely of the names of the several Underwriters, the amount of selling concession and reallowance per Unit, and the [third and fourth paragraph] on page [71] of the Prospectus relating to and covering stabilizing transactions and penalty bids.

              2.3.2. Identical to EDGAR. The Sale Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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              2.3.3. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and: (i) that is referred to in the Prospectus or attached as an exhibit thereto or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in breach or default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. The performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

              2.3.4. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company's formation, except as disclosed in the Registration Statement.

              2.3.5. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         2.4. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE Effect"); (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company; (iii) no member of the Company's board of directors or management has resigned from any position with the Company; (iv) no event or occurrence has taken place, which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company's board of directors or management to act in such capacities as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus; (v) no securities have been issued by the Company or any liability or obligation, direct or contingent, incurred for borrowed money by the Company; and (vi) no dividend or distribution of any kind has been declared, paid or made by the Company on any class of its capital stock.

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         2.5. Independent Accountants. Goldstein Golub Kessler LLP ("GGK"),
whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the "PCAOB"). GGK is duly registered and in good standing with the PCAOB. GGK has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

         2.6. Financial Statements; Statistical Data.

              2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in accordance with Regulation S-X which have not been included as so required. The selected financial data and the summary financial information included in the Sale Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

              2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

         2.7. Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date of the Prospectus and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

         2.8. Valid Issuance of Securities, etc.

              2.8.1. Outstanding Securities. All issued and outstanding securities of the Company (including, without limitation, the Placement Securities and the Incentive Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Placement Securities and the Incentive Securities conform to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The offers and sales of the Placement Securities, the Incentive Securities and all other outstanding shares of Common Stock or other securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

              2.8.2. Securities to be Sold. The Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be. When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number of shares of Common Stock called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof will not be subject to personal liability by reason of being such holders.

              2.8.3. Placement Warrants and Incentive Warrants. The Placement Warrants and the Incentive Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore, the number of shares of Common Stock called for thereby, in accordance with the terms thereof, and such Placement Warrants and Incentive Warrants are enforceable against the Company, in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of an indemnification or contribution provisions may be limited under federal and state laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The shares of Common Stock issuable upon exercise of the Placement Warrants and the Incentive Warrants have been reserved for issuance and, when issued in accordance with the terms of the Placement Warrants and the Incentive Warrants, will be duly authorized, validly issued, fully paid and non assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

              2.8.4. Representative's Securities. When issued, the Representative's Purchase Option and the Representative's Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative's Purchase Option and the Representative's Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Warrants included in the Representative's Purchase Option (and the shares of Common Stock issuable upon exercise of the Representative's Warrants) have been reserved for issuance upon the exercise of the Warrants, the Representative's Purchase Option and the Representative's Warrants and when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.

              2.8.5. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities required to be "integrated" with the offer and sale of the Public Securities pursuant to the Act or the Regulations.

         2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no persons have the right to require the Company to register any securities of the Company under the Act or to include any securities in a registration statement to be filed by the Company.

         2.10. Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.22 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.7.2 hereof), the Subscription Agreement (as defined in Section 2.23.2 hereof) and the Escrow Agreement (as defined in Section 2.23.3 hereof) have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Subscription Agreement, the Service Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except any lien, charge or encumbrance pursuant to the Trust Agreement referred to in
Section 2.24 hereof; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

         2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

         2.13. Corporate Power; Licenses; Consents.

              2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this Offering and the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

              2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof.

              2.13.3. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the valid offering, issuance, sale and delivery of the Public Securities, the Placement Securities, the Representative's Securities or Incentive Securities or the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Subscription Agreement, the Services Agreement or the Escrow Agreement, as contemplated by the Sale Preliminary Prospectus and Prospectus except such as (i) have been already obtained, (ii) may be required under the Act or the Regulations or state securities laws, (iii) may be required under the by-laws, rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), (iv) may be required in connection with the exercise of the Warrants and the issuance of the shares of Common Stock issuable upon exercise thereof; or (v) may be required in connection with a Business Combination.

              2.14. D&O Questionnaires. All information contained in the questionnaires (the "QUESTIONNAIRES") completed by each of the Company's stockholders immediately prior to the Offering (the "INITIAL STOCKHOLDERS") and provided to the Underwriters as an exhibit to such stockholder's Insider Letter (as defined in Section 2.23.1) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

              2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the Company or, to the best of the Company's knowledge, any Initial Stockholder, which has not been disclosed in the Registration Statement, the Questionnaires, the Sale Preliminary Prospectus and the Prospectus.

         2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

         2.17. No Contemplation of a Business Combination. Prior to the date hereof, none of the Company, its officers and directors and the Initial Stockholders had, and as of the Closing, the Company and such officers and directors and Initial Stockholders will not have had: (a) any specific Business Combination under consideration or contemplation or (b) any substantive interactions or discussions with any target business regarding a possible Business Combination.

         2.18. Transactions Affecting Disclosure to NASD.

              2.18.1. Except as described in the Sale Preliminary Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Public Securities hereunder or the issuance of the Placement Securities or the Incentive Securities or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the NASD.

              2.18.2. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to the Underwriters in connection with the Offering.

              2.18.3. No officer, director, or beneficial owner of any class of the Company's securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a "COMPANY AFFILIATE") is a member or a person associated or affiliated with a member of the NASD.

              2.18.4. No Company Affiliate is an owner of stock or other securities of any member of the NASD (other than securities purchased on the open market).

              2.18.5. No Company Affiliate has made a subordinated loan to any member of the NASD.

              2.18.6. No proceeds from the sale of the Public Securities (excluding underwriting compensation), the Incentive Securities or the Placement Securities will be paid to any NASD member, or any persons associated or affiliated with a member of the NASD, except as specifically contemplated herein.

              2.18.7. Except to the Representative in connection with the Offering, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

              2.18.8. Except to the Representative in connection with the Offering, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the NASD.

              2.18.9. No NASD member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a "conflict of interest" exists when a member of the NASD and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity. "Members participating in the Offering" include managing agents, syndicate group members and all dealers which are members of the NASD.

              2.18.10. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to an NASD member, any person associated with a member (as defined by NASD rules), any potential underwriters in the Offering and/or any related persons.

         2.19. Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the Company as reflected in any of the financial statements contained in the Registration Statement and the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         2.20. Patriot Act. Neither the Company nor any officer, director or Initial Stockholder has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

         2.21. Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to their counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2.22. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Placement Warrants with AST substantially in the form filed as an exhibit to the Registration Statement (the "WARRANT AGREEMENT"), providing for, among other things, the payment of a warrant solicitation fee as contemplated by Section 3.9 hereof.

         2.23. Agreements With Initial Stockholders.

              2.23.1. Insider Letters. The Company has caused to be duly executed the agreements annexed as Exhibits 10.1.1 through 10.1.10 to the Registration Statement (collectively, the "INSIDER LETTERS"), pursuant to which each of the Initial Stockholders and officers and directors of the Company have agreed to certain matters, including but not limited to, certain matters described as being agreed to by them under the "Proposed Business" Section of the Sale Preliminary Prospectus and Prospectus. The Insider Letters are binding and enforceable agreements (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

              2.23.2. Escrow Agreement. The Company has caused the Initial Stockholders to enter into an escrow agreement (the "ESCROW AGREEMENT") with AST (in this context, the "ESCROW AGENT") substantially in the form filed as an exhibit to the Registration Statement. Pursuant to the Escrow Agreement, the Common Stock owned by the Initial Stockholders will be held in escrow by the Escrow Agent, for a period (the "Escrow Period") commencing on the Effective Date and expiring on the earliest of: (i) the third anniversary of the Effective Date, (ii) the approval by the Public Stockholders (as defined in the Registration Statement) of the release of the Initial Stockholders' Common Stock from escrow and (iii) eighteen (18) months following the consummation of a liquidation, merger, stock exchange or other similar transaction, which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the consummation of a Business Combination. During such Escrow Period, the Initial Stockholders shall not sell, transfer or otherwise dispose of their shares of Common Stock held in escrow, except: (i) by gift to a member of Initial Stockholder's Immediate Family (as defined below) or to a trust or other entity, the beneficiary of which is such Initial Stockholder or a member of such Initial Stockholder's Immediate Family, (ii) by virtue of the laws of descent and distribution upon the death of an Initial Stockholder, or (iii) pursuant to a qualified domestic relations order. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative, such consent not to be unreasonably withheld. For purposes of this Agreement, the term "Immediate Family" shall mean the spouse, siblings, parents, grandchildren or children of an Initial Stockholder.

         2.24. Subscription Agreement. Each of the Placement Investors have executed and delivered a subscription agreement, annexed as an exhibit to the Registration Statement (the "SUBSCRIPTION AGREEMENT"), pursuant to which each of the Placement Investors has, among other things, purchased the Placement Units in a Private Placement. Pursuant to the Subscription Agreement, each of the Placement Investors has waived and hereby waives any and all rights and claims each may have to any liquidation distribution, redemption rights or any proceeds, and any interest thereon, held in the Trust Account in respect of the shares of Common Stock underlying such Placement Units in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.

         2.25. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form filed as an exhibit to the Registration Statement.

         2.26. Absence of Non-Competition Agreements. No Initial Stockholder, employee, officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

         2.27. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

         2.28. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

         2.29. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer's or supplier's level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

         2.30. AMEX. As of the Effective Date, the Company's Board of Directors shall have validly appointed an audit committee and nominating committee, whose composition satisfies the requirement of the rules and regulations of the American Stock Exchange (the "AMEX") and the Company's Board of Directors and/or audit committee and the nominating committee has each adopted a charter that satisfies the requirements of AMEX. Neither the Company's Board of Directors nor the audit committee thereof has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

         2.31. Sarbanes-Oxley. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by AMEX or any other governmental or self regulatory entity or agency, except for violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, as of the effective date of the Registration Statement: (i) all members of the Company's Board of Directors who are required to be "independent" (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's Board of Directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company's Board of Directors has at least one member who is an "audit committee financial expert" (as that term is defined under applicable laws, rules and regulations).

         2.32. Listing of the Public Securities on AMEX. As of the Effective Date, the Public Securities have been authorized for listing on the AMEX and, to the Company's knowledge, no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to effect, the listing of the Public Securities on the AMEX.

         2.33. Title to Property. Except as disclosed in the Registration Statement, the Company has good title or valid leasehold interests to all material properties required for the operations of its business as proposed to be conducted prior to a Business Combination, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind that would materially affect the value of such property and materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

         2.34. Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT").

         2.35. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company's most recent audited fiscal year, there has been no: (y) material weakness in the Company's internal control over financial reporting (whether or not remediated) or (z) change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

         2.36. Definition of "Knowledge". As used herein, the term "KNOWLEDGE OF THE COMPANY" (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Sale Preliminary Prospectus and Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

         3. Covenants of the Company. The Company covenants and agrees as follows:

         3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

         3.2. Federal Securities Laws.

              3.2.1. Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Sale Preliminary Prospectus and the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Sale Preliminary Prospectus and Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to
Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Sale Preliminary Prospectus and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

              3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

              3.2.3. Exchange Act Registration. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

              3.2.4. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by the AMEX or any other governmental or self regulatory entity or agency with jurisdiction over the Company.

         3.3. Blue Sky Filing. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

         3.4. Delivery of Materials to Underwriters. The Company has delivered to each Underwriter, without charge, as many copies of the Sale Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to each of the several Underwriters, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Sale Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and has delivered and will deliver to the Representative two manually executed Registration Statements as originally filed, including exhibits, and amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts. The copies of the Registration Statement and each amendment thereto, and of the Sale Preliminary Prospectus and the Prospectus, as supplemented or amended, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         3.5. Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately, and confirm the notice in writing,: (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or of prevention or suspension by the Commission of the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission and (vi) of the happening of any event during the period described in
Section 3.4 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus and Prospectus in order to make the statements therein, (with respect to the Prospectus and the Sale Preliminary Prospectus and in light of the circumstances under which they were made), not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         3.6. Review of Financial Statements. Until the earlier of five years from the Effective Date, and the time the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

         3.7. Affiliated Transactions.

              3.7.1. Business Combinations. The Company will not consummate its initial Business Combination with any entity that is affiliated with any Initial Stockholder or any officer or director of the Company unless: (i) such Business Combination has been approved by a majority of the Company's independent directors or (ii) the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company's stockholders from a financial perspective.

              3.7.2. Administrative Services. The Company has entered into an agreement (the "SERVICES AGREEMENT") with ASG Management, Inc. ("ASG"), in the form filed as an exhibit to the Registration Statement pursuant to which ASG will make available to the Company general and administrative services including office space, utilities, receptionist and secretarial support for the Company's use for $7,500 per month which shall be payable out of the interest earned on the Trust Account.

              3.7.3. Compensation. Except as set forth in this Section 3.7, the Company shall not pay any Initial Stockholder or Placement Investor, any officer or director of the Company or any of their affiliates, any fees or compensation for services rendered to the Company prior to, or in connection with, this Offering or the consummation of a Business Combination; provided, however that the reimbursement for any reasonable expenses incident to the Offering and the search for a suitable business combination shall be permitted.

         3.8. Secondary Market Trading and Standard & Poor's. In the event the Public Securities are not listed on the New York Stock Exchange or AMEX or quoted on Nasdaq's National Market System (the "NMS"): (a) the Company will apply to be included in Standard and Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination and (b) the Company shall take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in all states as may be requested by the Representative.

         3.9. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

         3.10. Reports to the Representative.

              3.10.1. Periodic Reports, etc. For a period of two (2) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report that the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company;
(iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five copies of each Registration Statement; (v) a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement reasonably acceptable to the Representative and its counsel in connection with the Representative's receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") shall be deemed to have been delivered to the Representative pursuant to this section.

              3.10.2. Transfer Sheets. For a period of two (2) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain AST as its transfer agent and registrar (in this context, the "TRANSFER AGENT") and during the two (2) year period following the Closing Date, will furnish to the Underwriters, at the Company's sole cost and expense, such transfer sheets of the Company's securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Any change by the Company of its Transfer Agent shall require the prior written approval of the Representative. In addition, for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representative a subscription to the Company's weekly Depository Transfer Company Security Position Reports.

              3.10.3. Secondary Market Trading Survey. In the event that the Public Securities are no longer listed or quoted, as the case may be, on the New York Stock Exchange, AMEX or the NMS, the Company shall engage Ellenoff Grossman & Schole LLP ("EG&S"), for a one-time fee of $5,000, to deliver and update to the Underwriters on a timely basis, but in any event at the beginning of each fiscal quarter, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (the "SECONDARY MARKET TRADING SURVEY") until the time the Company is required to be liquidated.

         3.11. Disqualification of Form S-1 and S-3. For a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 or S-3 (or other appropriate form) for the registration of the Warrants under the Act.

         3.12. Payment of Expenses.

              3.12.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus and the Prospectus and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the certificates for the Units, the shares of Common Stock and the Warrants included in the Units and the Representative's Purchase Option (including underlying Representative's Securities), including any transfer or other taxes payable thereon; (iii) the listing of the Public Securities on AMEX;
(iv) filing fees, costs and expenses incurred in registering the Offering with the NASD (including all COBRADesk fees); (v) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative not to exceed $40,000 in the aggregate; (vi) fees and disbursements of the transfer and warrant agent; (vii) the Company's expenses associated with "due diligence" meetings arranged by the Representative; (viii) the preparation, binding and delivery of leather bound volumes in form and style reasonably satisfactory to the Representative and transaction Lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative; (ix) all costs and expenses associated with "road show" marketing and "due diligence" trips for the Company's management to meet with prospective investors, including without limitation, all travel, food and lodging expenses and preparation of materials and investor presentations associated with such trips; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.11.1. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth above to be paid by the Company to the Representative and others.

              3.12.2. Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 4.7 or 9.2, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

              3.12.3. Deferred Discount Payable on Business Combination. Upon consummation of a Business Combination, the Company further agrees that, in addition to the expenses payable pursuant to Section 3.14.1, it will pay the Deferred Discount to the Underwriters.

         3.13. Application of Net Proceeds. The Company will apply the net proceeds it receives from the Private Placement and the Offering in the manner described in the section of the Prospectus captioned "Use of Proceeds."

         3.14. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

         3.15. Notice to NASD.

              3.15.1. Business Combination. In the event any person or entity (regardless of any NASD affiliation or association but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar providers that are not affiliated with or associated with the NASD and are not brokers or finders) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and the Representatives prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services (which may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the Company's initial public offering, as such term is defined in Rule 2710 of the NASD's Conduct Rules. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

              3.15.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of NASD, it shall promptly notify the NASD.

         3.16. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

         3.17. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.18. Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain GGK or another independent registered public accounting firm reasonably acceptable to the Representative.

         3.19. Form 8-K's. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the "AUDITED FINANCIAL STATEMENTS") reflecting the receipt by the Company of the proceeds of the Offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements. Additionally, upon the Company's receipt of the proceeds from the exercise of all or any portion of the Option Units, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall disclose the Company's sale of such Option Units and its receipt of the proceeds therefrom.

         3.20. NASD. The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Public Securities or any Incentive Securities.

         3.21. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

         3.22. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in "government securities" with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

         3.23. Business Combination Announcement. Within five (5) Business Days following consummation of a Business Combination, the Company shall cause an announcement ("BUSINESS COMBINATION ANNOUNCEMENT") to be placed, at its cost, in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriters in the Offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld, delayed or conditioned.

         3.24. Press Releases. The Company agrees that, for a period of ninety
(90) days after the Closing Date, it will not issue press releases or engage in any other publicity, without the prior written consent of the Representative (not to be unreasonably withheld, delayed or conditioned).

         3.25. Key-Man Insurance. Prior to the consummation of the Business Combination, the Company will obtain key person life insurance with an insurer rated at least AA or better in the most recent addition of "Best's Life Reports" in the amount of $2,000,000 on the life of Mr. Steven M. Wasserman. Such insurance shall be maintained in full force and effect for a period of three years from the date of the consummation of the Business Combination. The Company shall be the sole beneficiary of such policy.

         3.26. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company's expense, within one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term "ELECTRONIC PROSPECTUS" means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

         3.27. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants, the Placement Warrants, the Representative's Purchase Option (including underlying Representative's Securities), and the Incentive Warrants outstanding from time to time.

         3.28. Private Placement Proceeds. The Private Placement shall have been consummated and the Company shall deposit $3,200,000 of the proceeds from the Private Placement in the Trust Account and shall provide the Representative with evidence of the same.

         3.29. No Amendment to Charter. The Company covenants and agrees that it will not amend or modify (or seek to amend or modify) Article Third or provisions (A) through (E) of Article Sixth of its Certificate of Incorporation.

              3.29.1. The Company acknowledges that the purchasers of the Firm Units and the Option Units in the Offering shall be deemed to be third party beneficiaries of this Section 3.28.

              3.29.2. The Representative and the Company specifically agree that they will not waive or amend this Section 3.28 in any way.

         3.30. Additional Independent Directors. Within one (1) year of the Closing Date, the Company shall have appointed at least two (2) additional independent directors to serve on the Company's Board of Directors and one additional independent director to serve on each of the Company's audit committee and nominating committee in compliance with the rules of regulations of AMEX.

         3.31. AMEX Listing. The Company will use its best efforts to maintain the listing of the Public Securities on the AMEX or on a national securities exchange acceptable to the Representative for a period of at least five (5) years from the date of this Agreement.

         3.32. Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Public Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 of the Regulations, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 of the Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 of the Regulations, and has complied and will comply with the requirements of Rule 433 of the Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission, where required, legending and record keeping.

         4. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

         4.1. Regulatory Matters.

              4.1.1. Effectiveness of Registration Statement; No Commission Stop Order. The Registration Statement has become effective, and, at each of the Closing Date and the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of EG&S, as counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) of the Regulations (without reliance on Rule 424(b)(8) of the Regulations or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of the Regulations).

              4.1.2. NASD Clearance. By the Effective Date, the Representatives shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

              4.1.3. No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to
Section 3.3 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

              4.1.4. AMEX Listing. The Public Securities shall have been approved for listing on the AMEX.

         4.2. Company Counsel Matters.

              4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representatives shall have received the favorable opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. ("EISEMAN"), counsel to the Company, dated the Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative to the effect that:

                     (i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect.

                     (ii) All issued and outstanding securities of the Company (including, without limitation, the Placement Securities and the Incentive Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and qualified under the applicable state securities or Blue Sky Laws or exempt from such registration and/or qualification requirements. The authorized and outstanding capital stock of the Company is as set forth in the Sale Preliminary Prospectus and the Prospectus. The Units, the Common Stock, the Warrants and the Incentive Warrants conform to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

                     (iii) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any security from the Company upon issuance or sale thereof. When issued, the Warrants, the Representative's Purchase Option (including underlying Representative's Securities) and the Incentive Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such securities, when issued, are enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (b) as enforceability of any indemnification or contribution provision may be limited under the United States and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Public Securities, the Representative's Securities and the Incentive Securities are in due and proper form. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Warrants, the Representative's Warrants and the Incentive Warrants. The shares of Common Stock underlying the Warrants, the Representative's Warrants and the Incentive Warrants will, upon exercise thereof, and payment of the exercise price thereof, be duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any securities from the Company upon issuance thereof.

                     (iv) The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefore, the number of shares of Common Stock called for thereby, and such Placement Warrants are enforceable against the Company, in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Placement Warrants. The shares of Common Stock underlying the Placement Warrants will, upon exercise of the Warrants and payment of the exercise price thereof, be duly authorized and validly issued, fully paid and non assessable and will not have been issued in violation of or subject to preemptive or, to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any securities from the Company upon issuance thereof.

                     (v) The Company has full right, power and authority to execute and deliver this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Services Agreements, the Trust Agreement, the Subscription Agreement and the Escrow Agreement and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Services Agreements, the Trust Agreement, the Escrow Agreement and the Subscription Agreement and consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus have been duly and validly taken.

                     (vi) The Insider Letters and the Escrow Agreement have been duly authorized, executed and delivered by the applicable Initial Stockholders (or, if applicable, their affiliates) and constitute the valid and binding obligations of such Initial Stockholders enforceable against them in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   (vii) This Agreement, the Warrant Agreement, the Representative's Purchase Option, the Services Agreement, the Subscription Agreement, the Trust Agreement and the Escrow Agreement have each been duly and validly authorized and, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the United States and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                     (viii) The execution, delivery and performance of this Agreement, the Subscription Agreement, the Warrant Agreement, the Representative's Purchase Option, the Escrow Agreement, the Trust Agreement and the Services Agreement, the issuance and sale of the Public Securities, Placement Securities, the Representative's Securities and Incentive Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both: (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, or (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

                     (ix) The Registration Statement, the Sale Preliminary Prospectus, the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each comply as to form in all material respects with the requirements of the Act and Regulations. The Public Securities, the Placement Securities, the Representative's Securities and the Incentive Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

                     (x) The Registration Statement is effective under the Act. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

                     (xi) There is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

                     (xii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except for: (a) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriters (as to which such counsel need express no opinion), (b) such as have been made or obtained under the Securities Act and (c) such as are required by the NASD.

                     (xiii) The statements under the captions "Comparison to offerings of blank check companies" and "Description of Securities" and Item 14 of Part II of the Registration Statement and the Sale Preliminary Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                     (xiv) The Public Securities are duly authorized for listing on AMEX.

                     (xv) The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus, and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus (except as otherwise set forth in this opinion), nothing has come to the attention of such counsel, which lead it to believe that the Registration Statement or any amendment thereto, including the Rule 430 Information at the time such Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued or at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus).

              4.2.2. Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Eiseman, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the counsel to the Representative, confirming as of the Option Closing Date, the statements made by Eiseman in its opinion delivered on the Closing Date.

              4.2.3. Reliance. In rendering such opinion, such counsel may rely:
(i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

         4.3. Accountant's Comfort Letters.

              4.3.1. Accountant's Initial Comfort Letter. At the time this Agreement is executed, the Representative shall have received from GGK a letter dated the date hereof, in form and substance satisfactory in all respects to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, including:

                     (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

                     (ii) Stating that, in their opinion, the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                     (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus; or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the ____________________, 2006 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from ____________________, 2006 to a specified date not later than two (2) days prior to the Effective Date, Closing Date or Option Closing Date, if any, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

                     (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company;

                     (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                     (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

                     (vii) Statements as to such other matters incident to the transaction contemplated hereby as the Representatives may reasonably request.

              4.3.2. Accountant's Bring-down Comfort Letter. At the Closing Date and the Option Closing Date, if any, the Representative shall have received from GGK a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

         4.4. Officers' Certificates.

              4.4.1. Officers' Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

              4.4.2. Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying: (i) that the By-Laws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect;
(ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

         4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the , the Sale Preliminary Prospectus and Prospectus, in light of the circumstances under which they were made), not misleading.

         4.6. Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative duly executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Representative's Purchase Option, the Services Agreement and all of the Insider Letters.

         4.7. Termination of Agreement. If any condition specified in this
Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on any Option Closing Date, the obligations of the several Underwriters to purchase the relevant Firm Units or Option Units, as applicable, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 3.12.2 and except that Sections 2, 5 and 8 shall survive any such termination and remain in full force and effect.

         5. Indemnification and Contribution.

         5.1. Indemnification of the Underwriters.

              5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by you that participates in the offer and sale of the Units (each a "SELECTED DEALER") and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter ("CONTROLLING PERSON") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any "issuer free writing prospectus" of the Company, as defined in Rule 433 of the Regulations (as from time to time each may be amended and supplemented), (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "APPLICATION") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency or the AMEX; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any "issuer free writing prospectus" of the Company, or any amendment or supplement thereof, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the Underwriters' Information. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any "issuer free writing prospectus" of the Company, as defined in Rule 433 of the Regulations (as from time to time each may be amended and supplemented)

              5.1.2. Procedure. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

         5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any "issuer free writing prospectus" of the Company, as defined in Rule 433 of the Regulations (as from time to time each may be amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use therein or in any such application, which furnished written information, it is expressly agreed, consists solely of the Underwriters' Information. In case any action shall be brought against the Company or any other person so indemnified based on any of the foregoing or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

         5.3. Contribution.

              5.3.1. Generally. If the indemnification provided for in Section
5.1 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

              5.3.2. Relative Benefits. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

              5.3.3. Relative Fault. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              5.3.4. Equitable Considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 5.2 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 5.2. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

              5.3.5. Limitation on Underwriters' Contributions. Notwithstanding the provisions of this Section 5.2, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

              5.3.6. Fraudulent Misrepresentations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              5.3.7. Others Included in Contribution Rights. For purposes of this Section 5.2, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this
Section 5.2 are several in proportion to the number of Firm Units set forth opposite their respective names in Schedule A hereto and not joint.

         6. Default by an Underwriter.

         6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

         6.2. Default Exceeding 10% of Firm Units or Option Units. In the event the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, if the Over-allotment Option is exercised, the Representative may, in its discretion, arrange for the Representative or for another party or parties to purchase such Firm Units or Option Units, if the Over-allotment option is exercised, to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, if the Over-allotment Option is exercised, the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units or Option Units, if the Over-allotment Option is exercised, on such terms. In the event neither the Representative nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.15 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

         6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary.

         7. Additional Covenants.

         7.1. Additional Shares or Options. The Company hereby agrees that, until the earlier of the consummation of its initial Business Combination or the distribution of the funds in the Trust Account, it shall not issue any shares of Common Stock or any options or other securities convertible or exchangeable into Common Stock or Preferred Stock, in each case, which would participate in any manner in the Trust Account or vote as a class with the Common Stock on the initial Business Combination. Except for registration statements covering securities to be issued upon, or in connection with, a Business Combination, if any, or which shall become effective upon or after the Business Combination, the Company shall not file any registration statements under the Act with respect to any of its securities prior to the Business Combination [other than the Public Securities].

         7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a "TARGET BUSINESS") or obtain the services of any vendor unless and until such Target Business or vendor acknowledges in writing, whether through a letter agreement, letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), a waiver of all claims against the Trust Account, which waivers (or the provisions thereof to be incorporated into the foregoing documents) shall be substantially in the form attached hereto as Exhibit A (for Target Businesses) and Exhibit B (for vendors), respectively. Notwithstanding the foregoing, in the event any Target Business or vendor refuses to acknowledge such waivers of claims against the Trust Account in writing, the Company may nonetheless commence its due diligence investigations of such Target Business or retain such vendor if and only if the Company determines, in good faith and with the approval of the Company's Chief Executive Officer and the vote or written consent of no less than a majority of the Company's board of directors, including all non-independent directors, that the Company would be unable to obtain, on a reasonable basis, substantially similar opportunities from another entity willing to execute such a waiver.

         7.3. Insider Letters. The Company shall not take any action or omit to take any action that would cause a breach of any of the Insider Letters executed between each Initial Stockholder and the Representatives and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

         7.4. Certificate of Incorporation and By-Laws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or By-Laws. Prior to the consummation of a Business Combination, the Company will not amend its Certificate of Incorporation or By-Laws without the prior written consent of the Representative.

         7.5. Proxy and Other Information. The Company shall provide counsel to the Representative with ten (10) copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

         7.6. Acquisition/Liquidation Procedures.

         7.6.1. The Company agrees: (i) prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("BUSINESS COMBINATION VOTE") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) in the event that the Company does not effect a Business Combination within eighteen (18) months from the consummation of the Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company shall take all action necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares in the manner described in the Sale Preliminary Prospectus and the Prospectus as soon as reasonably practicable, and after approval of the Company's stockholders and subject to the requirements of the Delaware General Corporation Law (the "DGCL"), including the adoption of a resolution by the Company's Board of Directors, prior to such Termination Date, pursuant to
Section 275(a) of the DGCL, which shall deem the dissolution of the Company advisable and cause to be prepared such notices as are required by Section 275(a) of the DGCL as promptly thereafter as possible. If the Company does not consummate a Business Combination by the Termination Date, the Company shall, with respect to any plan of dissolution and liquidation, cause the Company's Board of Directors to convene, adopt a plan of dissolution and liquidation and, within five (5) Business Days of such adoption, prepare and file a proxy statement with the Commission setting out the plan of dissolution and liquidation. If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the proxy statement related to such Business Combination will also seek stockholder approval for the plan of dissolution and liquidation in the event the stockholders do not approve the Business Combination. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the Effective Date, the Company shall cause its Board of Directors, prior to such date, to convene and adopt a plan of dissolution and liquidation and on such date file a proxy statement with the Commission seeking stockholder approval for such plan. Upon liquidation of the Trust Account, the Company will distribute to all holders of IPO Shares an aggregate sum equal to the Company's Liquidation Value. The Company's "LIQUIDATION Value" means the Company's book value, as determined by the Company and audited and approved by GGK. In no event, however, will the Company's Liquidation Value be less than the amount contained in the Trust Account at that time, inclusive of any net interest income thereon less any amounts previously distributed to the Company out of the interest earned on the Trust Account pursuant to the terms of the Trust Agreement (including payment of, or provision for applicable taxes). Only holders of IPO Shares shall be entitled to receive liquidating distributions with respect to the IPO Shares they beneficially own and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company, including the shares of Common Stock underlying the Placement Units, the shares of Common Stock underlying the Placement Warrants or the shares of Common Stock underlying the Incentive Warrants. With respect to any vote for any plan of dissolution and liquidation recommended by the Company's Board of Directors, the Company shall cause all of the Initial Stockholders and the purchasers of the Placement Securities to vote the shares of Common Stock owned by them immediately prior to this Offering and those purchased in the Private Placement in favor of such plan of dissolution and liquidation.

         7.6.2. With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering and the Private Placement in accordance with the vote of holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company's stockholders in connection with the Business Combination Vote. In addition, the Company shall cause the holders of the Placement Units to vote such shares in favor of the Business Combination. At the time the Company seeks approval of any potential Business Combination (prior to the confirmation of its initial Business Combination), the Company will offer each of the holders of the IPO Shares the right to convert their IPO Shares at a per share price equal to $10.00 (the "CONVERSION PRICE"). If holders of less than 30% in interest of the Company's IPO Shares and the shares of Common Stock underlying the Placement Units vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 30% or more in interest of the IPO Shares vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not convert such shares. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company.

         7.7. Rule 419. The Company agrees it will use its best efforts to prevent the Company from becoming subject to Rule 419 of the Regulations prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

         7.8. Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the Company's net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the Company's net assets at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria.

         8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the date hereof, at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in
Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date and the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

         9. Effective Date of This Agreement and Termination Thereof.

         9.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

         9.2. Termination. The Representative shall have the right to withdraw from this Agreement at any time prior to any Closing Date and this Agreement shall be deemed terminated as of the time and date the Representative withdraws from this Agreement pursuant to the terms hereof: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Representative's sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the AMEX or on the NMS or the NASD OTC Bulletin Board (or successor trading market), as applicable, shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or
(iii) if the United States shall have become involved in a war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's sole opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company's representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative's judgment would make it impracticable or inadvisable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

         9.3. Expenses. In the event this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.13 hereof.

         9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         10. Miscellaneous.

         10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so mailed, delivered or faxed (or if mailed, two days after such mailing):

                  If to the Representative:

                  Maxim Group LLC
                  405 Lexington Avenue
                  New York, New York 10174
                  Attn:    Clifford A. Teller, Director of Investment Banking
                  Fax:     (212) 895-3783

                  With a copy (which shall not constitute notice) to:

                  Ellenoff Grossman & Schole LLP
                  370 Lexington Avenue, 19th Floor
                  New York, New York 10017
                  Attn:    Douglas S. Ellenoff, Esq.
                  Fax:     (212) 370-7889

                  If to the Company:

                  Alpha Security Group Corporation
                  328 West 77th Street
                  New York, New York 10024
                  Attn:    Steven M. Wasserman, Chief Executive Officer
                  Fax:     ______________

                  With a copy (which shall not constitute notice) to:

                  Eiseman Levin Lehrhaupt & Kakoyiann, P.C.
                  845 Third Avenue
                  New York, New York 10022
                  Attn: Sam Schwartz, Esq.
                  Fax: (212) 355-4608

         10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

         10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and, except as specifically provided for herein, no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         10.6. Governing Law, Venue, etc.

              10.6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The Representative, Company and the Placement Investors: (i) agree that any legal suit, action or proceeding arising out of or relating to this agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which such party may have now or hereafter to the venue of any such suit, action or proceeding and (iii) irrevocably and exclusively consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding arising out of this Agreement.

              10.6.2. Each of the Representative, the Company and the Placement Investors further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon the Representatives mailed by certified mail to the Representatives' addresses shall be deemed in every respect effective service process upon the Representatives, in any such suit, action or proceeding arising out of this Agreement.

              10.6.3. THE COMPANY AND PLACEMENT INVESTORS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE PRELIMINARY SALE PROSPECTUS AND THE PROSPECTUS.

              10.6.4. The Company and the Placement Investors agree that the prevailing party(is) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action and/or incurred in connection with the preparation therefor.

         10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

         10.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         10.9. No Fiduciary Relationship. The Company and the Placement Investors hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the offering of the Company's securities. The Company and the Placement Investors further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis and in no event do the parties intend the Underwriters act or be responsible as a fiduciary to the Company and its management, stockholders, equity holders, creditors, the Placement Investors or any other person in connection with any activity the Underwriters may undertake or have undertaken in furtherance of the offering of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Placement Investors and the Underwriters agree they are each responsible for making their own independent judgments with respect to any such transactions, and any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company of the Placement Investors. The Company and the Placement Investors hereby waive and release, to the fullest extent permitted by law, any claim the Company or its Affiliates or the Placement Investors may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters involving such transactions.



                            [Signature Page Follows]

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                            Very Truly Yours,

                                            ALPHA SECURITY GROUP CORPORATION



                                            By: _______________________________
                                                Name:
                                                Title:

AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

MAXIM GROUP LLC



By: ________________________________________
     Name: Clifford A. Teller
     Title:   Director of Investment Banking

AGREED TO AND ACCEPTED, SOLELY WITH RESPECT TO SECTION 1.4, 2.17, 2.19, 2.23, 3.7.3, 7.3, ALL OF SECTION 9 INCLUSIVE AND ALL OF SECTION 10 INCLUSIVE:



___________________________________
Steven M. Wasserman



___________________________________
Constantinos Tsakiris

                                   SCHEDULE A

                        ALPHA SECURITY GROUP CORPORATION

                                 6,000,000 UNITS

                                                     NUMBER OF FIRM UNITS
UNDERWRITER                                             TO BE PURCHASED
--------------------------------------------------------------------------------
Maxim Group LLC
                                                --------------------------------
                                                          6,000,000

                                    EXHIBIT A

                         FORM OF TARGET BUSINESS LETTER

                           __________________, 200___

Alpha Security Group Corporation
328 West 77th Street
New York, New York 10024

Ladies and Gentlemen:

         Reference is made to the Final Prospectus of Alpha Security Group Corporation ("ALPHA"), dated ____________, 2006 (the "PROSPECTUS"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

         The authorized signatory of the undersigned business entity (collectively, with its officers, directors, employees, owners, affiliates, agents and representatives, "TARGET COMPANY") has read the Prospectus and understands that Alpha has established a trust account (collectively with the initial principal and interest accrued from time to time thereon, the "TRUST ACCOUNT"), initially in an amount of at least $58,466,000, for the benefit of Alpha's public stockholders and the underwriters of Alpha's initial public offering and that, except for [$2,500,000] of the interest earned (after payment of applicable taxes) on the amounts held in the Trust Account, Alpha may disburse monies from the Trust Account only: (i) to such public stockholders in the event of the conversion of their shares or the dissolution and liquidation of Alpha or (ii) to Alpha and such underwriters after Alpha consummates a business combination (as described in the Prospectus).

         For and in consideration of Alpha agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Target Company hereby agrees that it does not now and shall not at any time hereafter have any claim to, or make any claim against, the Trust Account or Alpha's public stockholders, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Alpha and Target Company, this waiver letter or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the "CLAIMS"). Target Company hereby irrevocably waives any Claim it may have, now or in the future, and will not seek recourse against, the Trust Account or such public stockholders for any reason whatsoever. In the event that Target Company commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Alpha, which proceeding seeks, in whole or in part, relief against the Trust Account or Alpha's public stockholders, whether in the form of money damages or injunctive relief, in which Alpha or such beneficiaries prevail, whether on the merits or otherwise, then Alpha shall be entitled to recover from Target Company and/or the party(ies) who commenced the action or proceeding, the legal fees and associated costs required to defend such action or proceeding.



                                     ---------------------------------------
                                     Print Name of Target Company


                                     ---------------------------------------
                                     Authorized Signature of Target Company

                                    EXHIBIT B

                              FORM OF VENDOR LETTER

__________________, 200___


Alpha Security Group Corporation
328 West 77th Street
New York, New York 10024

Ladies and Gentlemen:

         Reference is made to the Final Prospectus of Alpha Security Group Corporation ("ALPHA"), dated ____________, 2006 (the "PROSPECTUS"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

         The authorized signatory of the undersigned vendor and/or service provider of Alpha (collectively, with its officers, directors, employees, owners, affiliates, agents and representatives, "VENDOR") has read the Prospectus and understands that Alpha has established a trust account (collectively with the initial principal and interest accrued from time to time thereon, the "TRUST ACCOUNT"), initially in an amount of at least $97,000,000, for the benefit of Alpha's public stockholders and the underwriters of Alpha's initial public offering and that, except for $2,500,000 of the interest earned (after payment of applicable taxes) on the amounts held in the Trust Account, Alpha may disburse monies from the Trust Account only: (i) to such public stockholders in the event of the conversion of their shares or the dissolution and liquidation of Alpha or (ii) to Alpha and such underwriters after Alpha consummates a business combination (as described in the Prospectus).

         For and in consideration of Alpha agreeing to retain Vendor to provide goods or services to Alpha, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Vendor hereby agrees that Vendor does not now and shall not at any time hereafter have any claim to, or make any claim against, the Trust Account or Alpha's public stockholders, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Alpha and Vendor, this waiver letter or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the "Claims"). Vendor hereby irrevocably waives any Claim it may have, now or in the future, and will not seek recourse against, the Trust Account or such public stockholders for any reason whatsoever. In the event that Vendor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Alpha, which proceeding seeks, in whole or in part, relief against the Trust Account or Alpha's public stockholders, whether in the form of money damages or injunctive relief, in which Alpha or such beneficiaries prevail, whether on the merits or otherwise, then Alpha shall be entitled to recover from Vendor and/or the party(ies) who commenced the action or proceeding, the legal fees and associated costs required to defend such action or proceeding.


                                      -----------------------------------------
                                      Print Name of Vendor


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